Exhibit 99.1

Sequential Brands Group Announces Third Quarter 2017 Financial Results

NEW YORK, November 9, 2017 – Sequential Brands Group, Inc. (“Sequential” or the “Company”) (Nasdaq: SQBG) today announced financial results for the quarter and nine months ended September 30, 2017.

Third Quarter 2017 Results:

Total revenue for the quarter ended September 30, 2017 was $39.0 million, compared to $42.0 million in the prior year quarter. On a GAAP basis, the net loss for the third quarter 2017 was $(24.2) million or $(0.38) per diluted share compared to net income for the third quarter 2016 of $1.3 million or $0.02 per diluted share. Included in the net loss for the third quarter 2017 were non-cash impairment charges of $36.5 million for indefinite-lived intangible assets related to the trademarks of five of the Company’s non-core brands.  These brands account for approximately 3% of revenues based on full year 2017 forecasts. Non-GAAP net income for the third quarter 2017 was $6.5 million, or $0.10 per diluted share, compared to $7.5 million, or $0.12 per diluted share, in the prior year period. Adjusted EBITDA (defined in the accompanying Non-GAAP Financial Measures) for the third quarter of 2017 was $23.3 million, compared to $24.9 million in the prior year quarter. See Non-GAAP Financial Measure Reconciliation tables below for a reconciliation of GAAP to non-GAAP measures.

“While third quarter results were softer than expected, we experienced growth with several of our core brands and executed on key new initiatives in the quarter, including the successful launch of our new Martha Stewart partnership with QVC,” said Karen Murray, CEO of Sequential Brands Group. “We’re excited about our prospects for 2018, and remain focused on driving long-term organic growth across our portfolio, maintaining disciplined cost controls, and improving our capital structure.”

Year-to-Date 2017 Results:

Total revenue for the nine months ended September 30, 2017 increased 10% to $120.6 million, compared to $110.1 million in the prior year period. On a GAAP basis, the net loss for the nine months ended September 30, 2017 was $(22.8) million or $(0.36) per diluted share compared to net income for the nine months ended September 30, 2016 of $0.2 million or $0.00 per diluted share. The results for the nine months ended September 30, 2017 include charges of $1.9 million related to the Company’s realized loss on the sale of available-for-sale securities, $6.7 million related to costs associated with the departure of our former CEO, and non-cash impairment charges of $36.5 million related to the Company’s indefinite-lived intangible assets for certain non-core brands. Non-GAAP net income for the nine months ended September 30, 2017 was $20.1 million, or $0.32 per diluted share, compared to $13.7 million, or $0.22 per diluted share, in the prior year period. Adjusted EBITDA (defined in the accompanying Non-GAAP Financial Measures) for the nine months ended September 30, 2017 was $71.0 million, compared to $58.9 million in the prior year period. See Non-GAAP Financial Measure Reconciliation tables below for a reconciliation of GAAP to non-GAAP measures.

Financial Update:

For the year ending December 31, 2017, the Company is now expecting revenue of $165 million to $169 million and Adjusted EBITDA of $95 million to $98 million. The Company is now expecting GAAP net loss of $(8.4) million to $(10.4) million primarily due to the non-cash impairment charges recognized on the Company’s indefinite-lived intangible assets related to certain non-core brands. The Company’s contractual guaranteed minimum royalties for 2017 are approximately $120 million.

Investor Call and Webcast:

Management will provide further commentary today, November 9, 2017, on the Company’s financial results and financial update via a conference call and webcast beginning at approximately 8:30 am ET. To join the conference call, please dial (877) 407-0789 or visit the investor relations page on the Company’s website www.sequentialbrandsgroup.com. A replay of the conference call is available on the Company’s website.

Non-GAAP Financial Measures:

This press release contains historical and projected measures of Adjusted EBITDA, non-GAAP net income and non-GAAP earnings per diluted share. The Company defines Adjusted EBITDA as net income (loss) attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding interest income or expense, income taxes, depreciation and amortization, deal advisory costs, non-cash compensation, MSLO shareholder and pre-acquisition litigation costs, restructuring costs, costs incurred in connection with CEO transition, realized loss on the sale of available-for-sale securities, MSLO pre-acquisition sales tax refunds, other non-cash items, non-cash impairment of trademarks, net, and severance. Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income (loss) attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding deal advisory costs, mark-to-market adjustments to non-cash stock-based compensation provided to non-employees, write-off of deferred financing costs, restructuring costs, costs incurred in connection with CEO transition, non-cash stock-based compensation - restructuring, MSLO shareholder and pre-acquisition litigation costs, realized loss on the sale of available-for-sale securities, MSLO pre-acquisition sales tax refunds, other non-cash items, non-cash impairment of trademarks, net, and adjustment to taxes. These non-GAAP metrics are an alternative to the information calculated under U.S. generally accepted accounting principles (“GAAP”), as provided in the reports the Company files with the Securities and Exchange Commission, may be inconsistent with similar measures presented by other companies and should only be used in conjunction with the Company’s results reported according to GAAP. Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We consider these measures to be useful measures of our ongoing financial performance because they adjust for certain costs and other events that the Company believes are not representative of its core licensing business. See below for a reconciliation of these non-GAAP metrics from the most directly comparable GAAP measure.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (Nasdaq: SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands in the home, active and fashion categories. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and around the world. For more information, please visit Sequential’s website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements ("forward-looking statements") within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. The Company's actual results could differ materially from those stated or implied in forward-looking statements. Forward-looking statements include statements concerning estimates of GAAP net income, Adjusted EBITDA, revenue (including guaranteed minimum royalties), and margins, guidance, plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," "forecasts," "projects," "aims," "targets," "may," "will," "should," "can," "future," "seek," "could," "predict," the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company's current views with respect to future events, based on what the Company believes are reasonable assumptions. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that the Company has filed with the Securities and Exchange Commission (the  "SEC"); (ii) general economic, market or business conditions; (iii) the Company's ability to identify suitable targets for acquisitions and to obtain financing for such acquisitions on commercially reasonable terms; (iv) the Company's ability to timely achieve the anticipated results of recent acquisitions and any potential future acquisitions; (v) the Company's ability to successfully integrate acquisitions into its ongoing business; (vi) the potential impact of the consummation of recent acquisitions or any potential future acquisitions on the Company's relationships, including with employees, licensees, customers and competitors; (vii) the Company's ability to achieve and/or manage growth and to meet target metrics associated with such growth; (viii) the Company's ability to successfully attract new brands and to identify suitable licensees for its existing and newly acquired brands; (ix) the Company's substantial level of indebtedness, including the possibility that such indebtedness and related restrictive covenants may adversely affect the Company's future cash flows, results of operations and financial condition and decrease its operating flexibility; (x) the Company's ability to achieve its guidance; (xi) continued market acceptance of the Company's brands; (xii) changes in the Company's competitive position or competitive actions by other companies; (xiii) licensees' ability to fulfill their financial obligations to the Company; (xiv) concentrations of the Company's licensing revenues with a limited number of licensees and retail partners; and (xv) other circumstances beyond the Company's control. Refer to the section entitled "Risk Factors" set forth in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of important risks, uncertainties and other factors that may affect the Company's business, results of operations and financial condition. The Company's stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is not under any obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.  Readers should understand that it is not possible to predict or identify all risks and uncertainties to which the Company may be subject.  Consequently, readers should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

For Media and Investor Relations inquiries, contact:

Sequential Brands Group, Inc.

Katherine Nash

T: +1 512-757-2566

E: knash@sbg-ny.com

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30,	December 31,
	2017	2016
	(Unaudited)
Assets
Current Assets:
Cash	$12,515	$19,133
Restricted cash	1,527	1,521
Accounts receivable, net	50,632	53,195
Available-for-sale securities	-	7,673
Prepaid expenses and other current assets	6,367	4,366
Total current assets	71,041	85,888

Property and equipment, net	6,205	7,674
Intangible assets, net	995,348	1,030,212
Goodwill	304,123	307,744
Other assets	4,612	3,345
Total assets	$1,381,329	$1,434,863

Liabilities and Equity
Current Liabilities:
Accounts payable and accrued expenses	$14,627	$18,915
Current portion of long-term debt	28,300	28,300
Current portion of deferred revenue	5,752	10,374
Total current liabilities	48,679	57,589

Long-term debt, net of current portion	598,428	616,735
Long-term deferred revenue, net of current portion	10,170	13,909
Deferred tax liability	199,910	200,357
Other long-term liabilities	7,913	8,705
Total liabilities	865,100	897,295

Commitments and Contingencies

Equity:
Preferred stock Series A, $0.01 par value; 10,000,000 shares authorized; none issued and outstanding at September 30, 2017 and December 31, 2016	-	-
Common stock, $0.01 par value; 150,000,000 shares authorized; 63,567,718 and 62,602,041 shares issued at September 30, 2017 and December 31, 2016, respectively, and 63,151,870 and 62,504,355 shares outstanding at September 30, 2017 and December 31, 2016, respectively	634	624
Additional paid-in capital	507,876	502,564
Accumulated other comprehensive loss	(506)	(144)
Accumulated deficit	(62,481)	(39,651)
Treasury stock, at cost; 415,848 and 97,686 shares at September 30, 2017 and December 31, 2016, respectively	(1,784)	(638)
Total Sequential Brands Group, Inc. and Subsidiaries stockholders’ equity	443,739	462,755
Noncontrolling interests	72,490	74,813
Total equity	516,229	537,568
Total liabilities and equity	$1,381,329	$1,434,863

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)

Net revenue	$39,025	$41,952	$120,569	$110,114
Operating expenses	16,071	20,180	57,379	63,077
Impairment charges	36,505	-	36,505	-
(Loss) income from operations	(13,551)	21,772	26,685	47,037

Other (income) expense	(214)	(150)	1,553	(243)
Interest expense, net	15,237	14,742	44,600	36,031
(Loss) income before income taxes	(28,574)	7,180	(19,468)	11,249

(Benefit from) provision for income taxes	(3,842)	3,858	(142)	5,276
Net (loss) income	(24,732)	3,322	(19,326)	5,973

Net loss (income) attributable to noncontrolling interests	552	(2,022)	(3,504)	(5,814)
Net (loss) income attributable to Sequential Brands Group, Inc. and Subsidiaries	$(24,180)	$1,300	$(22,830)	$159

(Loss) earnings per share attributable to Sequential Brands Group, Inc. and Subsidiaries:
Basic	$(0.38)	$0.02	$(0.36)	$0.00
Diluted	$(0.38)	$0.02	$(0.36)	$0.00

Weighted-average common shares outstanding:
Basic	62,999	62,177	62,797	61,818
Diluted	62,999	63,067	62,797	62,919

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2017	2016
	(Unaudited)

Cash Provided By Operating Activities	$19,260	$31,397
Cash Provided By (Used In) Investing Activities	4,290	(151,067)
Cash (Used In) Provided By Financing Activities	(30,168)	98,021

Net Decrease In Cash	(6,618)	(21,649)
Cash — Beginning of period	19,133	41,560
Cash — End of period	$12,515	$19,911

Non-GAAP Financial Measure Reconciliation

(in thousands, except earnings per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Reconciliation of GAAP net (loss) income to non-GAAP net income:
GAAP net (loss) income attributable to Sequential Brands Group, Inc. and Subsidiaries	$(24,180)	$1,300	$(22,830)	$159

Adjustments:
Deal advisory costs (a)	433	769	915	4,318
Non-cash mark-to-market adjustments to stock-based compensation (b)	(51)	(124)	(425)	(461)
Write-off of deferred financing costs (c)	-	273	-	273
Restructuring costs (d)	-	434	-	3,212
Costs incurred in connection with CEO transition (e)	-	-	6,713	-
Non-cash stock-based compensation - restructuring (f)	-	726	-	726
MSLO shareholder and pre-acquisition litigation (g)	348	644	558	1,052
Realized loss on the sale of available-for-sale securities (h)	-	-	1,916	-
MSLO pre-acquisition sales tax refunds (i)	-	-	(115)	-
Other non-cash items (j)	-	(150)	-	(150)
Non-cash impairment of trademarks, net (k)	33,871	-	33,871	-
Adjustment to taxes (l)	(3,967)	3,608	(517)	4,526
Total non-GAAP adjustments	30,634	6,180	42,916	13,496

Non-GAAP net income (1)	$6,454	$7,480	$20,086	$13,655

Non-GAAP weighted-average diluted shares (m)	63,047	63,067	63,030	62,919

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Reconciliation of GAAP Diluted EPS to non-GAAP Diluted EPS:
GAAP (loss) earnings per share attributable to Sequential Brands Group, Inc. and Subsidiaries	$(0.38)	$0.02	$(0.36)	$0.00

Adjustments:
Deal advisory costs (a)	0.01	0.01	0.01	0.07
Non-cash mark-to-market adjustments to stock-based compensation (b)	(0.00)	(0.00)	(0.01)	(0.01)
Write-off of deferred financing costs (c)	-	0.00	-	0.01
Restructuring costs (d)	-	0.01	-	0.05
Costs incurred in connection with CEO transition (e)	-	-	0.11	-
Non-cash stock-based compensation - restructuring (f)	-	0.01	-	0.01
MSLO shareholder and pre-acquisition litigation (g)	0.01	0.01	0.01	0.02
Realized loss on the sale of available-for-sale securities (h)	-	-	0.03	-
MSLO pre-acquisition sales tax refunds (i)	-	-	(0.00)	-
Other non-cash items (j)	-	(0.00)	-	(0.00)
Non-cash impairment of trademarks, net (k)	0.53	-	0.54	-
Adjustment to taxes (l)	(0.06)	0.06	(0.01)	0.07
Total non-GAAP adjustments	0.49	0.10	0.68	0.22

Non-GAAP earnings per share (1)	$0.11	$0.12	$0.32	$0.22

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Reconciliation of GAAP net (loss) income to Adjusted EBITDA:
GAAP net (loss) income attributable to Sequential Brands Group, Inc. and Subsidiaries	$(24,180)	$1,300	$(22,830)	$159

Adjustments:
(Benefit from) provision for income taxes	(3,842)	3,858	(142)	5,276
Interest expense, net	15,237	14,742	44,600	36,031
Non-cash compensation	322	2,149	1,784	5,642
Depreciation and amortization	1,128	1,170	3,543	3,379
Deal advisory costs (a)	433	769	915	4,318
Restructuring costs (d)	-	434	-	3,212
Costs incurred in connection with CEO transition (e)	-	-	6,713	-
MSLO shareholder and pre-acquisition litigation (g)	348	644	558	1,052
Realized loss on the sale of available-for-sale securities (h)	-	-	1,916	-
MSLO pre-acquisition sales tax refunds (i)	-	-	(115)	-
Other non-cash items (j)	-	(150)	-	(150)
Non-cash impairment of trademarks, net (k)	33,871	-	33,871	-
Severance (n)	-	-	214	-
Total Adjustments	47,497	23,616	93,857	58,760

Adjusted EBITDA (2)	$23,317	$24,916	$71,027	$58,919

(1)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income (loss) attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding deal advisory costs, mark-to-market adjustments to non-cash stock-based compensation provided to non-employees, write-off of deferred financing costs, restructuring costs, costs incurred in connection with CEO transition, non-cash stock-based compensation recorded in connection with restructuring activities, MSLO shareholder and pre-acquisition litigation costs, realized loss on the sale of available-for-sale securities, MSLO pre-acquisition sales tax refunds, other non-cash items, non-cash impairment of trademarks, net of non-controlling interest, and adjustment to taxes. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results.

(2)	Adjusted EBITDA is defined as net income (loss) attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding interest income or expense, income taxes, depreciation and amortization, deal advisory costs, non-cash compensation, MSLO shareholder and pre-acquisition litigation costs, restructuring costs, costs incurred in connection with CEO transition, realized loss on the sale of available-for-sale securities, MSLO pre-acquisition sales tax refunds, other non-cash items, non-cash impairment of trademarks, net of non-controlling interest, and severance. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations.

(a)	Represents deal advisory costs including legal, financial and accounting services that are not representative of the Company's day-to-day licensing business.

(b)	Represents the non-cash mark-to-market adjustments to stock-based compensation provided to non-employees.

(c)	Represents the write-off of deferred financing costs as a result of the extinguishment of a portion of the Company’s loan facilities.

(d)	Represents restructuring charges associated with the Martha Stewart Living Omnimedia, Inc. acquisition and other cost savings initiatives.

(e)	Represents $3.2 million in severance expense and $3.5 million in non-cash stock-based compensation expense in connection with the CEO transition. The non-cash stock based compensation expense represents the accelerated vesting of previously granted stock awards, and was calculated based on the stock’s April 2015 grant-date fair value of $14.33 per share in accordance with GAAP. The fair value of the shares on the termination date was $3.95 per share, or approximately $1.1 million total.

(f)	Represents non-cash based stock-based compensation recorded in connection with restructuring activities.

(g)	Represents legal costs related to shareholder and pre-acquisition litigation matters associated with the Martha Stewart Living Omnimedia, Inc. acquisition.

(h)	Represents the realized loss recognized in connection with the sale of the Company’s available-for-sale securities.

(i)	Represents sales tax refund received related to years prior to the acquisition of Martha Stewart Living Omnimedia, Inc.

(j)	Reversal of previously estimated accruals.

(k)	Represents non-cash impairment charges, net of non-controlling interest, related to the Company’s indefinite-lived intangible assets for certain non-core brands.

(l)	Adjustments reflect that the Company expects to pay annual cash income taxes of $0.5 million and $1.0 million, respectively, as the Company's net operating losses and other tax benefits are expected to reduce any additional tax obligation.

(m)	Represents weighted-average diluted shares the Company reported or would have reported if the Company reported GAAP net income in 2017.

(n)	Represents costs associated with employee terminations not representative of the Company’s day-to-day compensation costs.

Non-GAAP Financial Measure Reconciliation - Projected Fiscal Year 2017

(in thousands, except earnings per share data)

	Projected Fiscal Year 2017
	High	Low
	(Unaudited)

GAAP net loss attributable to Sequential Brands Group, Inc.	$(8,423)	$(10,373)

Adjustments:
Benefit from income taxes	(4,536)	(5,586)
Interest expense, net	60,000	60,000
Non-cash compensation	2,320	2,320
Depreciation and amortization	4,500	4,500
MSLO shareholder and pre-acquisition litigation costs (a)	608	608
Deal advisory costs (b)	932	932
Costs incurred in connection with CEO transition (c)	6,713	6,713
Realized loss on the sale of available-for-sale securities (d)	1,916	1,916
MSLO pre-acquisition sales tax refunds (e)	(115)	(115)
Severance (f)	214	214
Non-cash impairment of trademarks, net (i)	33,871	33,871
Total Adjustments	106,423	105,373

Adjusted EBITDA (1)	$98,000	$95,000

	Projected Fiscal Year 2017
	High	Low
	(Unaudited)

GAAP net loss attributable to Sequential Brands Group, Inc.	$(8,423)	$(10,373)

Adjustments:
MSLO shareholder and pre-acquisition litigation costs (a)	608	608
Deal advisory costs (b)	932	932
Costs incurred in connection with CEO transition (c)	6,713	6,713
Realized loss on the sale of available-for-sale securities (d)	1,916	1,916
MSLO pre-acquisition sales tax refunds (e)	(115)	(115)
Non-cash mark-to-market adjustments to stock-based compensation (g)	(374)	(374)
Net adjustment for non-cash taxes (h)	(5,036)	(6,086)
Non-cash impairment of trademarks, net (i)	33,871	33,871
Total non-GAAP adjustments	38,515	37,465

Non-GAAP net income (2)	$30,092	$27,092

Non-GAAP weighted average diluted shares	63,200	63,200

	Projected Fiscal Year 2017
	High	Low
	(Unaudited)

GAAP loss per share attributable to Sequential Brands Group, Inc.	$(0.13)	$(0.16)

Adjustments:
MSLO shareholder and pre-acquisition litigation costs (a)	0.01	0.01
Deal advisory costs (b)	0.01	0.01
Costs incurred in connection with CEO transition (c)	0.11	0.11
Realized loss on the sale of available-for-sale securities (d)	0.03	0.03
MSLO pre-acquisition sales tax refunds (e)	(0.00)	(0.00)
Non-cash mark-to-market adjustments to stock-based compensation (g)	(0.01)	(0.01)
Net adjustment for non-cash taxes (h)	(0.08)	(0.10)
Non-cash impairment of trademarks, net (i)	0.54	0.54
Total non-GAAP adjustments	0.61	0.59

Non-GAAP earnings per share (2)	$0.48	$0.43

(1)	Adjusted EBITDA is defined as net income attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding interest income or expense, income taxes, depreciation and amortization, non-cash compensation, MSLO shareholder and pre-acquisition litigation costs, deal advisory costs, costs incurred in connection with CEO transition, realized loss on the sale of available-for-sale securities, MSLO pre-acquisition sales tax refunds, non-cash impairment of trademarks, net of non-controlling interest, and severance. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations.

(2)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding deal advisory costs, non-cash mark-to-market adjustments to stock-based compensation provided to non-employees, costs incurred in connection with CEO transition, MSLO shareholder and pre-acquisition litigation costs, realized loss on the sale of available-for-sale securities, MSLO pre-acquisition sales tax refunds, non-cash impairment of trademarks, net of non-controlling interest, and adjustments for non-cash income taxes. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results.

(a)	Represents legal costs related to shareholder and pre-acquisition litigation matters associated with the Martha Stewart Living Omnimedia, Inc. acquisition.

(b)	Represents deal advisory costs including legal, financial and accounting services that are not representative of the Company's day-to-day licensing business.

(c)	Represents $3.2 million in severance expense and $3.5 million in non-cash stock-based compensation expense in connection with the CEO transition. The non-cash stock based compensation expense represents the accelerated vesting of previously granted stock awards, and was calculated based on the stock’s April 2015 grant-date fair value of $14.33 per share in accordance with GAAP. The fair value of the shares on the termination date was $3.95 per share, or approximately $1.1 million total.

(d)	Represents the realized loss recognized in connection with the sale of the Company’s available-for-sale securities.

(e)	Represents sales tax refund received related to years prior to the acquisition of Martha Stewart Living Omnimedia, Inc.

(f)	Represents costs associated with employee terminations not representative of the Company’s day-to-day compensation costs.

(g)	Represents the non-cash mark-to-market adjustments to stock-based compensation provided to non-employees.

(h)	Adjustment reflects that the Company expects to pay cash income taxes of approximately $0.5 million per year as the Company's net operating losses and other income tax benefits will reduce any additional income tax obligation.

(i)	Represents non-cash impairment charges, net of non-controlling interest, related to the Company’s indefinite-lived intangible assets for certain non-core brands.